EXHIBIT 99.1

The R&D Center of DK Sinopharma, Inc. is Designated as a 'Provincial Enterprise R&D Center'

XI'AN, China, Dec. 8, 2010 /PRNewswire-Asia-FirstCall/ -- DK Sinopharma, Inc. (OTC Bulletin Board: DKSP) ("DK Sinopharma" or the "Company"), has been designated as a Provincial Enterprise R&D Center as of November 11, 2010 by the Industry and Technology Information Department of Shaanxi Province and the Science and Technology Bureau of Shaanxi Province.

"We were pleased to receive this honored title, which means that the R&D Center of DK Sinopharma, Inc. will not only be able to carry on subcontracted R&D for other pharmaceutical companies but also means that the R&D projects of our company will benefit from some preferential policies of the government, such as monetary support for R&D funds as part of the National Key Project Policy," said Professor Dongke Zhao, the founder and CEO of DK Sinopharma. "In addition to promoting research and development, this designation has been a great opportunity to demonstrate the R&D strength of DK Sinopharma, Inc."

The evaluation and designation of Provincial Enterprise R&D Centers is held every two years by the Industry and Technology Information Department of Shaanxi Province, in accordance with the requirements of The Management Standards of the Evaluation and Designation of Provincial Enterprises R&D of Shaanxi, the aim of which is to strengthen the dynamic management of the designated Provincial Enterprises R&D Centers, promote the development of in-house R& D centers in the enterprises, as well as to set qualitative standards for the designated Provincial Enterprises R&D Centers and other up and coming enterprises to meet and in doing so, to continually upgrade the technological innovative capabilities of such enterprises.

The R&D centers of only 33 provincial enterprises have been provincially recognized, after an evaluation and assessment by the Industry and Technology Information Department of Shaanxi Province of nearly all the R&D centers of enterprises in Shaanxi Province. For more information please see the government website: http://www.sxgxt.gov.cn/0/1/251/252/5074.htm

About DK Sinopharma, Inc.

DK Sinopharma, Inc. has its headquarters in Xi'an, Shaanxi Province, China. The Company identifies, discovers, develops, manufactures and distributes both prescription and over-the counter, including both conventional and Traditional Chinese Medicines, pharmaceutical products for the treatment of some of the most common ailments and diseases. Through the Company's operating entity, Yangling Dongke Maidisen Pharmaceutical Co. Ltd., the Company currently manufactures herbal extracts and 38 pharmaceutical products in the form of capsules, tablets, granules, semisolid ointment, powder, ointment, and paste ointment. The Company focuses on providing remedies to a variety of ailments relating to respiratory, digestive, cardio-cerebral vascular, antineoplastic, bone diseases-modifying antirheumatic, gynecological, and refill nutrition systems, among others. Yangling Dongke Maidisen Pharmaceutical Co. Ltd.'s manufacturing facilities are based in the City of Yangling in Shaanxi Province. Revenue was $20,018,100 and Net Income was $5,161,402 for the nine months ended September 30, 2010. Shareholders' Equity was $22,189,576 and Total Assets were $31,795,702 as at September 30, 2010. For more information see our website at http://www.dksinopharma.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the company's ability to raise additional capital to finance the company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the company; the ability of the company to operate as a public company; the period of time for which its current liquidity will enable the company to fund its operations; the company's ability to protect its proprietary information; general economic and business conditions; the volatility of the company's operating results and financial condition; the company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

DK Sinopharma, Inc.

Mr. Dongke Zhao, President and Chief Executive Officer
Ms. Yanhong Ren, Chief Financial Officer
Ms. Emily Zhang, Vice President of Corporate Communications

86-29-8224-7500-8612
ir@dksinopharma.com

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